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                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           EPIX PHARMACEUTICALS, INC.

                                       AND

                               GLAXO GROUP LIMITED

                                       AND

        SMITHKLINE BEECHAM CORPORATION, DOING BUSINESS AS GLAXOSMITHKLINE

                          DATED AS OF DECEMBER 11, 2006


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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of December 11, 2006, by and between EPIX Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Glaxo Group Limited, a company organized under the laws of England ("GGL") and SmithKline Beecham Corporation, doing business as GlaxoSmithKline, a Pennsylvania corporation ("SBC") (GGL and SBC together are referred to herein as "GSK").

     WHEREAS, the Company has agreed to sell, and GSK has agreed to purchase, an aggregate of shares of the Company's common stock as determined in Section 1.2 herein, par value $.01 per share (the "Common Stock") for an aggregate purchase price of $17,500,000 in accordance with the terms and provisions hereof.

     WHEREAS, the Company and GSK are entering into a Development and License Agreement, dated as of the same date herewith, to develop and commercialize a compound designated as PRX-03140 and certain other compounds developed by the Company and which may be licensed by GSK (the "Development and License Agreement").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                     SECTION I - PURCHASE AND SALE OF SHARES

     1.1. PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, the Company shall issue and sell to GSK, and GSK agrees to purchase from the Company the total number of shares of Common Stock as determined in Section 1.2 for an aggregate purchase price of $17,500,000. The shares of Common Stock purchased pursuant to this Section 1.1 are hereinafter referred to as the "Shares."

     1.2. DETERMINATION OF NUMBER OF SHARES. The number of Shares shall be the quotient, rounded to the nearest whole number, obtained by dividing $17,500,000 by 125% of the average of the closing sale prices of the Common Stock on the Nasdaq Global Market for the 15-day trading period ending on the Effective Date of the Development and License Agreement (as defined therein).

     1.3. CLOSING. Subject to the satisfaction or waiver of the conditions set forth herein, the purchase of the Shares shall be made at a closing to be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 (by means of facsimile or overnight mail) on a December 11, 2006 (the "Closing").

     1.4. CLOSING DELIVERY. Within five (5) days of the Closing, subject to the terms and conditions of this Agreement: (i) GSK shall pay the Purchase Price by wire transfer of $17,500,000 in immediately available funds in accordance with the wire transfer instructions previously provided to GSK; (ii) the parties hereto shall have entered into the Development and License Agreement; and (iii) the Company shall deliver stock certificates representing the

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Shares. The Shares shall be registered 54.16% in the name of GGL and 45.84% in the name of SBC, in each case rounded to the nearest full share.

     1.5. EXEMPTION FROM REGISTRATION. The certificate or certificates for the Shares (and any securities issued in respect of or exchange for the Shares) shall be subject to a legend or legends restricting transfer under the Securities Act of 1933, as amended, (the "Securities Act") and referring to restrictions on transfer herein, such legend to be substantially as follows:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE ISSUER OF THESE SECURITIES RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

     THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 11, 2006, BY AND BETWEEN EPIX PHARMACEUTICALS, INC. AND GLAXO GROUP LIMITED AND SMITHKLINE BEECHAM CORPORATION.

           SECTION II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents, warrants and covenants to GSK, as of the date hereof, as follows:

     2.1. ORGANIZATION AND CORPORATE POWER. The Company and each of its Subsidiaries (as defined in Rule 405 of the Securities Act) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted and as described in the prospectus contained in its Registration Statement on Form S-3 (No. 333-117925). Each of the Company and its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company is not in violation of any term or provision of its charter or by-laws, each as in effect as of this date. "Material Adverse Effect" shall mean any events, occurrences or circumstances which give rise to or would reasonably be expected to give rise to, individually or in the aggregate, a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations of the Company and its Subsidiaries, considered as one enterprise.


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     2.2. AUTHORIZATION AND NON-CONTRAVENTION. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement, and the sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate or other action of the Company. The execution, delivery and performance of this Agreement, including, without limitation, the sale and delivery of the Shares in accordance with this Agreement and the performance of any transactions contemplated by this Agreement will not violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under (i) any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage deed of trust or any other material agreement or instrument which would be reasonably likely to have a Material Adverse Effect, or to cause the creation of any lien or encumbrance upon any of the assets of the Company or any of its Subsidiaries, except for those which would not have a Material Adverse Effect, (ii) any provision of the Company's charter or by-laws, or (iii) any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Company, except for those which would not have a Material Adverse Effect.

     2.3. APPROVALS. Except as set forth on Schedule 2.3, no permit, authorization, consent, approval, or order of or by, or any, notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement (including the issuance and sale of the Shares) by the Company.

     2.4. AUTHORIZED AND OUTSTANDING STOCK. As of November 1, 2006, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 29,157,147 shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, none of which are issued and outstanding. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the SEC Documents (as defined in Section 2.5 below), or (ii) outstanding warrants, options or other securities disclosed in the SEC Documents. The Shares, when issued against payment therefore in accordance with this Agreement, will be validly issued, fully paid and non-assessable. There are no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance or sale of the Shares. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the SEC Documents. Except as disclosed in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

     2.5. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 2005, the Company has filed all documents required to be filed with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such filings since such date, the "SEC Documents"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC


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Documents, and no SEC Document when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and the related notes contained in the SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which will not be material in amount. Such financial statements (including the related notes) have been prepared in compliance in all material respects with the published rules and regulations of the SEC and in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act and except as disclosed in the SEC Documents.

     2.6. NO VIOLATIONS. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, bylaws, or other organizational document, or (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument which is filed as an exhibit to the SEC Documents and which would be reasonably likely to have a Material Adverse Effect.

     2.7. NASDAQ COMPLIANCE. The Company's Common Stock is listed on The NASDAQ Global Market and the Company has taken no action designed to, or likely to have the effect of, de-listing the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the Securities Exchange Commission (the "SEC") or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing. The Company shall comply with all requirements of the NASD and the SEC with respect to the issuance of the Shares and the listing of the Shares on the NASDAQ Global Market.

     2.8. COMPANY NOT AN "INVESTMENT COMPANY". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). To the best knowledge of the Company, the Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

     2.9. PRIVATE OFFERING. Assuming the correctness of the representations and warranties of GSK set forth in Section 3 hereof, the offer and sale of the Shares hereunder is exempt from registration under the Securities Act.


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     2.10. NO BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its stockholders or its affiliates.

     2.11. VALID ISSUANCE OF SHARES. When issued, sold and delivered in accordance with the terms hereof for the consideration provided herein, the Shares shall be duly authorized, validly issued, fully paid and nonassessable, free from any encumbrances or restrictions on transfer other than restrictions on transfer under this Agreement and under federal and state securities laws.

               SECTION III - REPRESENTATIONS AND WARRANTIES OF GSK

     GGL and SBC hereby jointly and severally represent, warrant and covenant to the Company, as of the date hereof, as follows:

     3.1. INVESTMENT REPRESENTATIONS. (i) (A) Each of GGL and SBC is an "accredited investor" as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and (B) the Company has made available to GSK, prior to the date hereof, the opportunity to ask questions of and receive complete and correct answers from representatives of the Company concerning the terms and conditions of the Shares and to obtain any additional information relating to the financial condition and business of the Company and GSK has such knowledge and experience in financial and business matters that GSK is capable of evaluating the merits and risks of the investment in the Shares; (ii) each of GGL and SBC is acquiring the Shares for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Shares; (iii) each of GGL and SBC will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with Section 4.2 of this Agreement, the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder, and acknowledges that certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith; and (iv) each of GGL and SBC has, in connection with its decision to purchase the Shares relied only upon the SEC Documents and the representations and warranties of the Company contained herein. Each of GGL and SBC understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of each investor's investment intent as expressed herein.

     3.2. COMPLIANCE WITH FOREIGN SECURITIES LAWS. No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the


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Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each of GGL and SBC will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Shares, or has in its possession or distributes any offering material, in all cases at its own expense.

     3.3. AUTHORITY. (i) Each of GGL and SBC has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of each of GGL and SBC enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.4. INVESTMENT BANKING; BROKERAGE FEES. GSK has not incurred or taken any action so that the Company is liable for or may become liable for any investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement.

                      SECTION IV - COVENANTS OF THE PARTIES

     4.1. RULE 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of GSK holding the Shares purchased hereunder, made after the first anniversary of the Closing, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as GSK may reasonably request, all to the extent required from time to time to enable GSK to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of GSK, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

     4.2. SALE OF SHARES. Except as set forth in this Section 4.2, GSK agrees that it shall not sell, transfer, pledge, hypothecate or otherwise dispose of (each a "Transfer") (i) any of the Shares purchased at the Closing prior to the first anniversary following the Closing and (ii) not more than fifty percent (50%) of the Shares purchased at the Closing prior to the second anniversary following the Closing. The restrictions on Transfer set forth in this Section
4.2 shall not apply to Transfers to a subsidiary or parent of GSK, or "affiliates" (as defined in Rule 405 of the Securities Act) or stockholders of GSK, provided that each transferee agrees in writing as a condition precedent to such Transfer to be bound by the terms of this Agreement. For as long as GGL or SBC together own more than five percent (5%) of the outstanding shares of Common


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Stock, GSK shall give the Company at least five (5) days prior written notice of any intended Transfer of any of the Shares purchased pursuant to this Agreement. GSK also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Shares except in compliance with this Section 4.2.

     4.3. CONFIDENTIALITY; NON-DISCLOSURE. Each party represents to the other that, at all times during the Company's offering of the Shares to GSK, it has maintained in confidence all non-public information regarding the other, and covenants that it will continue to maintain in confidence such information until such information pursuant to Article 11 of the Development and License Agreement, except as follows: (i) at Closing, the Company may issue a press release disclosing information regarding its transaction with GSK that the Company believes constitutes material and non-public information and (ii) the Company shall, within four (4) business days of the Closing, file with the SEC a Form 8-K disclosing the material terms of the transactions contemplated hereby and by the Development and License Agreement. For the avoidance of doubt, the parties agree that the information to be disclosed by the Company hereto shall be deemed authorized disclosure under Section 11.2 of the Development and License Agreement.

                            SECTION V - MISCELLANEOUS

     5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and GSK contained herein shall survive the execution of this Agreement, the delivery to GSK of the Shares being purchased and the payment therefore until 12 months from and after the date hereof.

     5.2. AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement, except as otherwise specifically set forth herein, no course of dealing between the Company on the one hand and GSK on the other and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. Any term or provision hereof may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and GSK.

     5.3. NOTICES AND DEMANDS. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:


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     To the Company:   EPIX Pharmaceuticals, Inc.
                       4 Maguire Road
                       Lexington, Massachusetts 02421
                       Attention: Kimberlee C. Drapkin, Chief Financial Officer
                       Facsimile: (781) 761-7632

     With a copy to:   Goodwin Procter LLP
                       Exchange Place
                       Boston, MA 02109
                       Attn: Christopher Denn
                       Facsimile Number (617) 570-1231

     To GGL:                          With a copy to:
     Glaxo Group Limited              GlaxoSmithKline
     GSK House                        2301 Renaissance Blvd.
     980 Great West Road,             Mail Stop (RN0220)
     Brentford, Middlesex             King of Prussia, PA 19101
     TW8 9GS
     United Kingdom

     Attn: Corporate Secretariat      Attn: Vice President &
     Facsimile: 44 20 8047 6904       Associate General Counsel
                                      Facsimile: 610-787-7084

     To SBC:                          With a copy to:
     SmithKline Beecham Corporation   GlaxoSmithKline
     One Franklin Plaza (FP2355)      One Franklin Plaza (FP2355)
     200 N. 16th Street               200 N. 16th Street
     Philadelphia, PA 19102           Philadelphia, PA 19102

     Attn: Corporate Secretariat      Attn: VP & Associate General
     Facsimile: 215-751-5349          Counsel, Corporate Functions- US
                                      Facsimile: 215-751-5349

     or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

     5.4. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.


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     5.5. EXPENSES. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and all agreements, documents and instruments executed pursuant hereto.

     5.6. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     5.7. EFFECT OF HEADINGS; CONSTRUCTION. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith..

     5.8. GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of New York and all disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated herein, shall be construed under and governed by the laws of such state, without giving effect to its conflicts of laws principles.

     5.9. DISPUTE RESOLUTION. All disputes, claims, or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated hereby, that are not resolved by mutual agreement shall be resolved in accordance with Article 14 of the Development and License Agreement.

     5.10. ENTIRE AGREEMENT. This Agreement (and the provisions of the Development and License Agreement incorporated herein) constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matters hereof and thereof, and any and all other written or oral agreements existing prior to or contemporaneously herewith are expressly superseded and canceled.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase
Agreement as of the day and year first above written.

                                        COMPANY:

                                        EPIX PHARMACEUTICALS, INC.


                                        By: /s/ Michael G. Kauffman
                                            ------------------------------------
                                        Name: Michael G. Kauffman
                                        Title: CEO


                                        GSK:

                                        GLAXO GROUP LIMITED


                                        By: /s/ Paul Williamson
                                            ------------------------------------
                                        Name: Paul Williamson
                                        Title: For and on behalf of Edinburgh
                                               Pharmaceutical Industries Limited
                                               Corporate Director


                                        SMITHKLINE BEECHAM CORPORATION,
                                        doing business as GLAXOSMITHKLINE


                                        By: /s/ Donald F. Parman
                                            ------------------------------------
                                        Name: Donald F. Parman
                                        Title: Vice President and Secretary